CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated June 17, 1996 included in CFM Technologies, Inc.'s Prospectus dated June 18, 1996 and to all references to our firm included in this registration statement.



Philadelphia, Pa.,
    January 14, 1997                       ARTHUR ANDERSEN LLP